UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2011

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 19, 2011, Auxilium Pharmaceuticals, Inc. (“Auxilium” or “we”) entered into a Manufacturing Agreement (the “Manufacturing Agreement”) with DPT Laboratories, Ltd. (“DPT”), for the manufacture of Testim® 1% (testosterone gel) (the “Product”). The Manufacturing Agreement is effective as of January 1, 2011 and expires on December 31, 2015 unless earlier terminated by either party. The Manufacturing Agreement automatically renews for 18-month periods unless either party gives written notice not to renew at least 18 months prior to the expiration of the initial term or any renewal term.

The Manufacturing Agreement may be terminated by either party upon: (1) the failure of either party to comply with its obligations under the Manufacturing Agreement, if such failure is not remedied within sixty (60) days after written notice; or (2) notice by either party to the other upon the insolvency or bankruptcy of the other party. We may terminate the Manufacturing Agreement immediately upon written notice if: (1) a failure to supply the Product (as such failure is defined in the Manufacturing Agreement) continues for more than ninety (90) days after the delivery date for the Product; (2) an applicable regulatory authority refuses to grant, or withdraws, marketing approval for the Product; (3) we decide to discontinue the marketing of the Product in the United States; or (4) DPT’s manufacturing license is revoked or suspended. In the event of termination under certain circumstances, we will be required to pay DPT for certain costs and accrued expenses.

Under the Manufacturing Agreement, DPT is required to manufacture, and we are required to purchase, a specified percentage of our annual requirements for Product during the term of the Manufacturing Agreement. The manufacturing fees that we pay to DPT are based upon the specified annual volume of Product that we order.

With our consent, DPT may use equipment owned by us to produce products for other customers of DPT, provided DPT pays us a royalty and gives priority to our forecasted ordering needs over production of third party products using equipment we own. The Manufacturing Agreement prohibits DPT from manufacturing, testing, marketing or distributing any Competitive Product (as defined in the Manufacturing Agreement) that directly competes or might compete with the Product.

The foregoing is a summary description of certain terms of the Manufacturing Agreement and, by its nature, is incomplete. We will file the Manufacturing Agreement as an exhibit to our Annual Report on Form 10-K for the fiscal year ending December 31, 2010 (the “2010 10-K”). Certain commercial terms of the Manufacturing Agreement have been omitted from this Current Report on Form 8-K pursuant to a Confidential Treatment Request that we plan to file with the Securities and Exchange Commission at the time we file the 2010 10-K. All readers are encouraged to read the entire text of the Manufacturing Agreement when it is filed. Our filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of our home page on the Internet at http://www.auxilium.com under the heading “For Investors – SEC Filings.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: January 24, 2011	By:	/s/ James E. Fickenscher
	Name:	James E. Fickenscher
	Title:	Chief Financial Officer